UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2025

ROCKET LAB CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39560	39-2182599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3881 McGowen Street
Long Beach, California		90808
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 714 465-5737
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RKLB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company Common Stock consideration to be issued, if any, in connection with the Transaction will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder, as a transaction by an issuer not involving a public offering.
Item 8.01 Other Items.
On September 25, 2025, Rocket Lab Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (together with the ancillary documents thereto, the “Purchase Agreement”), by and among the Company, Rocket Lab USA, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Buyer”), OC III LVS LIII LP, a Delaware limited partnership (“OC III”) and CO Finance II LVS I LLC, a Delaware limited liability company (“COF II” and together with OC III, the “Sellers”), which provides for, among other things, Buyer’s purchase and acquisition of all of the issued and outstanding ordinary shares of Mynaric AG, a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany (“Mynaric”).
Pursuant to the terms of the Purchase Agreement, all of the issued and outstanding ordinary shares of Mynaric will be purchased in exchange for aggregate consideration of $75 million, consisting in cash or shares of the Company’s common stock, $0.0001 par value (“Company Common Stock”), at the Company’s discretion, subject to adjustments at closing (the “Transaction”). Additionally, the Purchase Agreement provides for up to $75 million in potential additional post-closing earnout payments to Sellers in cash or shares of Company Common Stock based on revenue targets of the Mynaric business for 2025, 2026 and 2027. The Company Common Stock issuable as stock consideration in the Transaction will be valued based on the volume weighted average price for the twenty (20) consecutive trading days ending on (and including) the trading day that is immediately preceding the day prior to the Closing Date (as defined in the Purchase Agreement) or the earnout payment date, as applicable.
The Purchase Agreement contains representations, warranties, covenants and closing conditions from and for the benefit of each of the Company and Sellers that are customary for transactions of this kind. The Company has also agreed to file a resale registration statement with respect to the Company Common Stock issued in the Transaction within 30 days after the Closing Date, subject to certain customary exceptions and requirements as well as customary selling securityholder indemnities with respect to such registration rights. The Transaction is subject to regulatory approval by the German Ministry of Foreign Affairs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET LAB CORPORATION

Date:	September 25, 2025	By:	/s/ Adam Spice
Adam Spice Chief Financial Officer